EXHIBIT 99.1

ClientLogic Contacts: Amit Shankardass ClientLogic +1.615.301.7274 amitsha@clientlogic.com	SITEL Contact: Bill Sims, Investor Relations 402-963-6810
Mike Farber Schwartz Communications +1 781 684 0770 clientlogic@schwartz-pr.com

FOR IMMEDIATE RELEASE

SITEL SHAREHOLDERS VOTE IN FAVOR OF MERGER WITH CLIENTLOGIC CORPORATION

Nashville, TN/Omaha, NE –January 12, 2007– ClientLogic Corporation and SITEL Corporation (NYSE:SWW), both leading global business process outsourcing providers, announced today that at SITEL’s 2006 Annual Meeting, held earlier today, SITEL’s shareholders voted to approve the proposed merger with ClientLogic Corporation. More than 71.9 million, or approximately 96%, of SITEL’s outstanding common shares were voted at the meeting, with more than 97% of voted shares voting in favor of the merger. The merger is expected to close in late January 2007 or early February 2007. The merger has been cleared by the U.S. Federal Trade Commission, the European Commission and the Canadian Commissioner of Competition. Under the terms of the merger agreement approved by SITEL shareholders, SITEL shareholders will receive $4.25 per share in cash.

Jim Lynch, Founder, Chairman and CEO of SITEL Corporation stated, “We're extremely pleased to see that our shareholders recognize the significant value created from the merger with ClientLogic. I am also happy that our loyal employees have an opportunity to join a combined company that will be a leader in our industry for years to come. I thank our shareholders, clients, and employees for their years of support and dedication.”

Dave Garner, CEO and President of ClientLogic, commented, “We look forward to the completion of the deal and the ability to combine these two excellent companies, creating the industry leader. Our continued focus will be to ensure that we deliver the utmost benefit to our valued clients, associates, and other stakeholders.”

At the annual meeting, SITEL’s shareholders also voted to re-elect current directors Rohit Desai, David Hanger and Stephen Key as Class II directors to serve on SITEL’s Board of Directors until the closing of the merger.

About SITEL Corporation

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world's leading organizations, SITEL designs and improves customer contact models across its clients' customer acquisition, retention, and development cycles. SITEL manages approximately two million customer interactions per day via the telephone, e-mail, Internet, and traditional mail. SITEL has over 42,000 employees in 101 global contact centers located in 26 countries. SITEL is a leader in the contact center industry. Please visit SITEL’s website at www.sitel.com for further information.

About ClientLogic Corporation

ClientLogic is a leading global business process outsourcing (BPO) provider in the customer care and back office processing industries. ClientLogic's global footprint spans 49 facilities in 13 countries throughout North America, Europe, Africa, Central America and Asia. ClientLogic's consistent service quality across channels, media and countries helps clients improve their return on customer investment by reducing service cost, improving customer retention and increasing revenue per customer. ClientLogic's industry-leading clients include Sony Corporation, DIRECTV, ABN AMRO, British Telecom (BT), LTU, Neuf Telecom and United Online (Juno/NetZero). A subsidiary of Canadian diversified company Onex Corporation, ClientLogic is among the top five global customer care providers, managing more than half a million customer interactions each day of the year. For more information, please visit http://www.clientlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These include statements as to the date of the closing of the merger. Other forward-looking statements may be identified by the use of the words “expects,” “will” and similar expressions. These forward-looking statements speak only as of the date the statement is made and SITEL assumes no obligation to update such statements. Although SITEL believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, including, but not limited to, the ability to achieve required closing conditions including credit conditions and legislative and regulatory changes and the fact that the transaction may not close or may be delayed, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the SEC describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Stagecoach Acquisition Corporation, a wholly owned subsidiary of ClientLogic Corporation with and into SITEL, SITEL filed a definitive proxy statement on December 11, 2006 with the SEC. The definitive proxy statement contains additional information about the merger. The proxy statement and other relevant materials and any other documents filed by SITEL with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SITEL by accessing SITEL’s website at www.sitel.com.

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